UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER 07/24/06
EX-99.1 PRESS RELEASE 07/24/06
EX-99.2 PRESS RELEASE 07/24/06

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 24, 2006, HCA Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hercules Holding II, LLC, a Delaware limited liability company (“Parent”), and Hercules Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by a consortium of private investment funds affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Merrill Lynch Global Private Equity (collectively, the “Sponsors”).
     Entities affiliated with Dr. Thomas F. Frist, Jr. have agreed and certain members of the Company’s senior management team have agreed in principle (collectively, the “Rollover Shareholders”), at the request of the Sponsors, to contribute a portion of their Company equity into Parent or an affiliate thereof. The Board of Directors of HCA approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested directors (the “Special Committee”).
     At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares contributed by the Rollover Shareholders or shares owned by the Company, Merger Sub or by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $51.00 in cash, without interest.
     The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through September 12, 2006. After that date, the Company may continue discussions with any “Excluded Party”, defined as a party that submits a written proposal during the go-shop period that the Special Committee (1) believes in good faith to be bona fide, (2) determines in good faith, after consultation with advisors, could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement, and (3) determines it is required to pursue (by furnishing information or engaging in discussions) in order to comply with its fiduciary duties.
     Except with respect to Excluded Parties, after September 12, 2006, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after September 12, 2006 and with respect to which the Special Committee has made the determinations previously described.
     The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $500 million to Parent, unless such termination is in connection with a superior proposal submitted by an Excluded Party, in which case the Company must pay a fee of $300 million to Parent. In certain other circumstances, the Merger Agreement provides for Parent or the Company to pay to the other party a fee of $500 million upon termination of the Merger Agreement.
     Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The parties expect to close the transaction during the fourth quarter of 2006.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

     The Special Committee engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co., Inc. (“Morgan Stanley”) to serve as financial advisors to the Special Committee. On July 23, 2006, Credit Suisse and Morgan Stanley each delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company’s common stock is fair to such holders (other than the holders of Company common stock that are affiliates of Parent and the Rollover Shareholders) from a financial point of view. In consideration of their services, the members of the Special Committee will receive remuneration in the amount of $60,000 and the chair of the Special Committee will receive $100,000.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
     In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to HCA Inc., One Park Place, Nashville, TN 37203, telephone: (615) 344-9551, or from the Company’s website, http://www.hcahealthcare.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 13, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.
Item 2.02 Results of Operations and Financial Condition.
     On July 24, 2006, the Company issued a press release announcing, among other matters, its results of operations for the second quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure.
     On July 24, 2006, the Company issued a press release announcing, among other matters, its results of operations for the second quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 hereto.
     On July 24, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 hereto.
Forward-Looking Statements
     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 24, 2006, by and among the Company, Hercules Holding II, LLC, and Hercules Acquisition Corporation*

Exhibit 99.1	Press Release dated July 24, 2006

Exhibit 99.2	Press Release dated July 24, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Executive Vice President and Chief Financial Officer

Date: July 24, 2006

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 24, 2006, by and among the Company, Hercules Holding II, LLC and Hercules Acquisition Corporation*

Exhibit 99.1	Press Release dated July 24, 2006

Exhibit 99.2	Press Release dated July 24, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.